Exhibit 10.1

February 25, 2021

Altimmune, Inc.
910 Clopper Road, Suite 201S
Gaithersburg, Maryland 20878

Re:                               3(a)(9) Exchange Agreement

Ladies and Gentlemen:

This letter agreement (the “Agreement”) confirms the agreement of Altimmune, Inc., a Delaware corporation (the “Company”), and the holders of the Common Stock listed on Schedule I attached hereto (the “Stockholders”), pursuant to which the Stockholders have agreed to exchange an aggregate of 1,000,000 shares (the “Shares”) of Common Stock, par value $0.0001 per share (the “Common Stock”), beneficially owned by the Stockholders in consideration for one or more Common Stock Warrants in the form attached hereto as Exhibit A (each a “Warrant”) to purchase an aggregate of 1,000,000 shares of Common Stock (the “Warrant Shares”) on the terms specified below.

In consideration of the foregoing, the Company and the Stockholders agree as follows:

(1)         No later than the close of business on the first business day after the date hereof, or such other date as mutually agreed upon by the parties of this Agreement (the “Closing Date”) and subject to the satisfaction or waiver of the conditions set forth herein, the Stockholders shall exchange the Shares for the Warrants (the “Exchange”) in the respective amounts listed on Schedule I. The Exchange shall be consummated pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”). On or prior to the Closing Date: (a) the Stockholders shall jointly and irrevocably instruct their broker to transfer the Shares through the Deposit Withdrawal Agent Commission (“DWAC”) system to Continental Stock Transfer and Trust Company, LLC (the “Transfer Agent”); (b) the Company and the Stockholders shall jointly and irrevocably instruct the Transfer Agent to take such Shares and register them in the name of the Company; and (c) the Company shall issue and deliver to the Stockholders the Warrants representing the Warrant Shares, in the amounts and in the names set forth on Schedule I and shall instruct the Transfer Agent to reserve 1,000,000 shares of Common Stock, issuable upon the exercise of the Warrants.

(2)         The Company represents and warrants to each Stockholder as follows:

(a)         Neither the Company nor any of its affiliates nor any person acting on behalf of or for the benefit of any of the forgoing, has paid or given, or agreed to pay or give, directly or indirectly, any commission or other remuneration (within the meaning of Section 3(a)(9) of the Securities Act and the rules and regulations of the Commission promulgated thereunder) for soliciting the Exchange. Assuming the representations and warranties of the Stockholders contained herein are true and complete, the Exchange will qualify for the registration exemption contained in Section 3(a)(9) of the Securities Act.

(b)         It has the requisite corporate power and authority and power to enter into this Agreement and to consummate the Exchange and such transactions shall not contravene any contractual, regulatory, statutory or other obligation or restriction applicable to the Company.

(c)          It has reserved a sufficient number of shares of Common Stock as may be necessary to fully permit the exercise of the Warrants and the issuance of the Warrant Shares, without regard to any beneficial ownership limits set forth in the Warrant.

(3)         Each Stockholder, as to itself only, represents and warrants to the Company as follows:

(a)         It has the requisite power and authority to enter into this Agreement and consummate the Exchange.

(b)         It is the record and beneficial owner of, and has valid and marketable title to, the Shares being exchanged by it pursuant to this Agreement, free and clear of any lien, pledge, restriction or other encumbrance

(other than restrictions arising pursuant to applicable securities laws), and has the absolute and unrestricted right, power and capacity to surrender and exchange the Shares being exchanged by it pursuant to this Agreement, free and clear of any lien, pledge, restriction or other encumbrance. It is not a party to or bound by, and the Shares being exchanged by it pursuant to this Agreement are not subject to, any agreement, understanding or other arrangement (i) granting any option, warrant or right of first refusal with respect to such Shares to any person, (ii) restricting its right to surrender and exchange such Shares as contemplated by this Agreement, or (iii) restricting any other of its rights with respect to such Shares.

(c)          Neither it nor any of its affiliates nor any person acting on behalf of or for the benefit of any of the forgoing, has paid or given, or agreed to pay or give, directly or indirectly, any commission or other remuneration (within the meaning of Section 3(a)(9) and the rules and regulations of the Commission promulgated thereunder) for soliciting the Exchange.

(4)         This agreement, and any action or proceeding arising out of or relating to this agreement, shall be exclusively governed by the laws of the State of New York.

(5)         In the event that any part of this agreement is declared by any court or other judicial or administrative body to be null, void or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this agreement shall remain in full force and effect. In such an event, the Stockholders and the Company shall endeavor in good faith negotiations to modify this agreement so as to affect the original intent of the parties as closely as possible.

(6)         This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. Each of the undersigned parties hereto acknowledge and agree that this Agreement may be executed by electronic signature, which shall have the same legal force and effect as a handwritten signature.

[SIGNATURE PAGE FOLLOWS]

Please sign to acknowledge agreement with the above terms and return to the undersigned.

Common Stockholder:

Venrock Healthcare Capital Partners II, L.P.

By: VHCP Management II, LLC, its general partner
By: VR Advisor, LLC, its manager

By:	/s/ David L. Stepp
Name:	David L. Stepp
Title:	Authorized Signatory

VHCP Co-Investment Holdings II, LLC

By: VHCP Management II, LLC, its general partner
By: VR Advisor, LLC, its manager

By:	/s/ David L. Stepp
Name:	David L. Stepp
Title:	Authorized Signatory

Venrock Healthcare Capital Partners III, L.P.

By: VHCP Management III, LLC, its general partner
By: VR Advisor, LLC, its manager

By:	/s/ David L. Stepp
Name:	David L. Stepp
Title:	Authorized Signatory

VHCP Co-Investment Holdings III, LLC

By: VHCP Management III, LLC, its manager
By: VR Advisor, LLC, its manager

By:	/s/ David L. Stepp
Name:	David L. Stepp
Title:	Authorized Signatory

Signature Page to Warrant Exchange Agreement

Acknowledged and agreed to:

Altimmune, Inc.

By:	/s/ William Brown
Name:	William Brown
Title:	Chief Financial Officer

Signature Page to Warrant Exchange Agreement

SCHEDULE I

Stockholder	Shares of Common Stock to be Exchanged	Warrant Shares
Venrock Healthcare Capital Partners II, L.P.	264,300	264,300
Venrock Healthcare Capital Partners III, L.P.	571,500	571,500
VHCP Co-Investment Holdings II, LLC	107,100	107,100
VHCP Co-Investment Holdings III, LLC	57,100	57,100
Total	1,000,000	1,000,000

EXHIBIT A

FORM OF WARRANT TO PURCHASE COMMON STOCK

ACTIVE/107256269.3